Exhibit 10.4

EMBECTA CORP.

2022 EMPLOYEE AND DIRECTOR EQUITY-BASED

COMPENSATION PLAN

Section 1. Purpose.

The purpose of the Embecta Corp. 2022 Employee and Director Equity-Based Compensation Plan is to provide an incentive to employees of the Company and its subsidiaries to achieve long-range goals, to aid in attracting and retaining employees and directors of outstanding ability and to closely align their interests with those of shareholders.

Section 2. Definition.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Assumed Spin-Off Award” means an award granted to certain employees, consultants and directors of the Company; Becton, Dickinson and Company and their respective subsidiaries under an equity compensation plan maintained by Becton, Dickinson and Company, which Award is assumed by the Company in connection with the Spin-Off, pursuant to the terms of the Employee Matters Agreement.

(c) “Award” shall mean any Option, Stock Appreciation Right, award of Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted under the Plan, including an Assumed Spin-Off Award.

(d) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(e) “Board” shall mean the board of directors of the Company.

(f) “Cause” shall mean, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any employment, severance or change of control agreement then in effect between a Participant and the Company or any Affiliate, or in any Severance Plan in which a Participant participates (in each case, to the extent governing the applicable termination of employment) or, if not defined therein or if there shall be no such agreement or plan, (ii) (A) indictment for, conviction of, or plea of guilty or nolo contendere by, the Participant for committing a crime (other than a vehicular misdemeanor), (B) the willful and continued failure of a Participant to perform substantially the Participant’s duties with the Company or any Affiliate (other than any such failure resulting from incapacity due to physical or mental illness), (C) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company, (D) dishonesty in the course of fulfilling the Participant’s employment duties, or (E) a material violation of the Company’s (or its applicable Affiliate’s) ethics and compliance program, code of conduct or other material policy of the Company and its Affiliates. The determination of the existence of Cause shall be made by the Committee in good faith, which determination shall be conclusive for purposes of Plan and any Awards granted under the Plan, except that notwithstanding the foregoing and the provisions of Section 4, following a Change in Control, any determination by the Committee as to whether Cause exists shall be subject to de novo review.

(g) “Change in Control” means

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(g), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, (iv) any acquisition by any corporation pursuant to a transaction that complies with Section 2(g)(iii)(A), Section 2(g)(iii)(B) and Section 2(g)(iii)(C), or (v) any acquisition that the Board determines, in good faith, was inadvertent, if the acquiring Person divests as promptly as practicable a sufficient amount of the Outstanding Company Common Stock and/or the Outstanding Company Voting Securities, as applicable, to reverse such acquisition of 25% or more thereof;

(ii) individuals who, as of the day after the effective time of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such time whose election, or nomination for election as a director by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consent by or on behalf of a Person other than the Board;

(iii) consummation of a reorganization, merger, consolidation or sale or other disposition of all or subsequently all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, a Change in Control shall not constitute a settlement or distribution event with respect to such Award, or an event that otherwise changes the timing of settlement or distribution of such Award, unless the Change in Control also constitutes an event described in Section 409A(a)(2)(v) of the Code and the regulations thereto. For the avoidance of doubt, the preceding sentence shall have no bearing on whether an Award vests pursuant to the terms of this Plan or the applicable Award Agreement or otherwise.

(h) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(i) “Committee” shall mean the Compensation and Benefits Committee of the Board or such other committee as may be designated by the Board.

(j) “Company” shall mean Embecta Corp.

(k) “Disability” shall mean a Participant’s disability as determined in accordance with a disability insurance program maintained by the Company.

(l) “409A Disability” shall mean a Disability that qualifies as a total disability as defined below and determined in a manner consistent with Code Section 409A and the regulations thereunder: The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. A Participant will be deemed to have suffered a 409A Disability if determined to be totally disabled by the Social Security Administration. In addition, the Participant will be deemed to have suffered a 409A Disability if determined to be disabled in accordance with a disability insurance program maintained by the Company, provided that the definition of disability applied under such disability insurance program complies with the requirements of Code Section 409A and the regulations thereunder.

(m) “Disaffiliation” means a Subsidiary’s or an Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(n) “Employee Matters Agreement” means the Employee Matters Agreement dated entered into between the Company and Becton, Dickinson and Company in connection with the Spin-Off.

(o) “Fair Market Value” of a Share shall mean, except as otherwise determined by the Committee, the closing price of a Share on the applicable stock exchange on the date of measurement or, if Shares were not traded on such exchange on such measurement date, then on the immediately preceding date on which Shares were traded on such exchange, as reported by such source as the Committee may select. If there is no regular public trading market for Shares, the Fair Market Value of a Share shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Sections 409A and 422(c)(1) of the Code.

(p) “Incentive Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that meets the requirements of Section 422 of the Code, or any successor provision thereto.

(q) “Non-Qualified Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that is not an Incentive Stock Option.

(r) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(s) “Other Stock-Based Award” shall mean any right granted under Section 9.

(t) “Participant” shall mean an individual granted an Award under the Plan.

(u) “Performance Unit” shall mean any right granted under Section 8.

(v) “Plan” shall mean this Embecta Corp. 2022 Employee and Director Equity-Based Compensation Plan.

(w) “Restricted Stock” shall mean any Share granted under Section 7.

(x) “Restricted Stock Unit” shall mean a contractual right granted under Section 7 that is denominated in Shares. Each Unit represents a right to receive the value of one Share (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth in the Plan and the applicable Award Agreement. Awards of Restricted Stock Units may include, without limitation, the right to receive dividend equivalents.

(y) “Retirement” shall mean, unless otherwise set forth in an Award Agreement, a Separation from Service on or after the Participant’s 60th birthday if the Participant has completed or is otherwise credited with five years of service as an employee of the Company or its Affiliates, or on or after the Participant’s 55th birthday if the Participant has completed or is otherwise credited with ten years of service as an employee of the Company or its Affiliates.

(z) “Separation from Service” shall mean a termination of employment or other separation from service from the Company, as described in Code Section 409A and the regulations thereunder, including, but not limited to a termination by reason of Retirement or involuntary termination without Cause, but excluding any such termination where there is a simultaneous reemployment by the Company.

(aa) “Severance Plan” means a benefit plan that a Participant is covered by, which is sponsored by the Company or one of its Subsidiaries or Affiliates, which provides for severance, and, after a Change in Control, a change in control or salary continuation plan. If a Participant is party to both a severance plan and a change in control severance plan, the severance plan shall be the relevant “Severance Plan” prior to a Change in Control, and, the change in control or salary continuation plan or agreement shall be the relevant “Severance Plan” after a Change in Control.

(bb) “Shares” shall mean shares of the common stock of the Company, $0.01 par value.

(cc) “Specified Employee” shall mean a Participant who is deemed to be a specified employee in accordance with procedures adopted by the Company that reflect the requirements of Code Section 409A(2)(B)(i) and the guidance thereunder.

(dd) “Spin-Off” means the distribution of the outstanding Shares to the stockholders of Becton, Dickinson and Company in 2022, pursuant to the Separation and Distribution Agreement between the Company and Becton, Dickinson and Company entered into in connection with such distribution.

(ee) “Stock Appreciation Right” shall mean a right to receive a payment, in cash and/or Shares, as determined by the Committee, equal in value to the excess of the Fair Market Value of a Share at the time the Stock Appreciation Right is exercised over the exercise price of the Stock Appreciation Right.

(ff) “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

Section 3. Eligibility.

(a) Any individual who is employed by (including any officer), or who serves as a member of the board of directors of, the Company or any Affiliate shall be eligible to be selected to receive an Award under the Plan.

(b) An individual who has agreed to accept employment by the Company or an Affiliate shall be deemed to be eligible for Awards hereunder as of the date of such agreement.

(c) Holders of options and other types of Awards granted by a company acquired by the Company or with which the Company combines are eligible for grants of Substitute Awards hereunder.

Section 4. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than three directors, each of whom shall be independent, within the meaning of and to the extent required by applicable rulings and interpretations of the New York Stock Exchange and the Securities and Exchange Commission, and each of whom shall be a “Non-Employee Director”, as defined from time to time for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum. Subject to applicable law and regulation (including stock exchange requirements), the Board may exercise any powers of the Committee.

(b) Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; (x) establish, adopt or revise rules and regulations and procedures relating to the operation and administration of the Plan to facilitate compliance with non-U.S. laws and procedures, facilitate administration of the Plan and/or take advantage of tax-favorable treatment for Awards granted to Participants outside the United States, in each case, as it may deem necessary or advisable (without limiting the generality of the foregoing, the Committee is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, tax withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans of the Plan and Plan addenda as the Committee deems desirable, to accommodate the foregoing); (xi) prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans of the Plan and Plan addenda; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Notwithstanding the foregoing, the Plan will be interpreted and administered by the Committee in a manner that is consistent with the requirements of Code Section 409A to allow for tax deferral thereunder, and the Committee shall take no action hereunder that would result in a violation of Code Section 409A.

(c) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the Participants.

Section 5. Shares Available For Awards.

(a) The number of Shares available for issuance under the Plan is [•] shares, which includes Shares subject to all Assumed Spin-Off Awards, subject to adjustment as provided below. Notwithstanding the foregoing and subject to adjustment as provided in Sections 5(e) and 5(f), the maximum number of Shares that may be granted pursuant to Stock Options intended to be Incentive Stock Options shall be [•] Shares. The maximum number of Shares available to be granted pursuant to Awards to any non-employee director under the Plan in any fiscal year of the Company shall be equal to $[•] as of the applicable date of grant.

(b) If, after the effective date of the Plan, any Shares covered by an Award, or to which such an Award relates, are forfeited, if an Award is settled for cash, or if an Award otherwise terminates without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under the Plan, except that this Section 5(b) shall not apply to Substitute Awards.

(c) In the event that any Option or other Award granted hereunder (other than a Substitute Award) is exercised through the delivery of Shares, or in the event that withholding tax liabilities arising from such Option or Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall not be increased by the number of Shares so delivered or withheld.

(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(e) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the limits set forth in Section 5(a); (B) the number and kind of Shares or other securities subject to outstanding Awards; (C) the performance goals applicable to outstanding Awards; and (D) the exercise price of outstanding Awards. In the event of a Corporate Transaction, such adjustments may include (I) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion (it being understood that in the event of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall be deemed conclusively valid); (II) the substitution of other property (including cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (III) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(f) In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the limits set forth in Section 5(a); (B) the number and kind of Shares or other securities subject to outstanding Awards; (C) the performance goals applicable to outstanding Awards; and (D) the exercise price of outstanding Awards.

(g) Any adjustments made pursuant to this Section 5 to Awards that are considered “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code. Any adjustments made pursuant to this Section 5 to Awards that are not considered “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either (A) the Awards continue not to be subject to Section 409A of the Code or (B) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

(h) Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance under the Plan.

Section 6. Options and Stock Appreciation Rights.

The Committee is hereby authorized to grant Options and Stock Appreciation Rights to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The exercise price per Share under an Option or Stock Appreciation Right shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right. The exercise price of a Substitute Award may be less than the Fair Market Value of a Share on the date of grant to the extent necessary for the value of Substitute Award to be substantially equivalent to the value of the award with respect to which the Substitute Award is issued, as determined by the Committee.

(b) The term of each Option and Stock Appreciation Right shall be fixed by the Committee but shall not exceed ten years from the date of grant thereof.

(c) The Committee shall determine the time or times at which an Option or Stock Appreciation Right may be exercised in whole or in part, and, with respect to Options, the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(d) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(e) Section 11 sets forth certain additional provisions that shall apply to Options and Stock Appreciation Rights.

Section 7. Restricted Stock And Restricted Stock Units.

(a) The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(b) Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c) Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(d) Notwithstanding anything contained herein to the contrary and except as otherwise provided by the Committee at the time a Restricted Stock award is granted or in any amendment thereto, upon a Participant’s (i) Separation from Service on account of Retirement, death or Disability, any and all remaining restrictions with respect to an award of Restricted Stock granted to the Participant shall lapse, and the Participant shall receive all of the Shares of Restricted Stock subject to the award, and (ii) voluntary termination, involuntary termination without Cause or involuntary termination with Cause, all Shares of Restricted Stock held by the Participant shall be forfeited as of the date of termination.

(e) Notwithstanding anything contained herein to the contrary and except as otherwise provided by the Committee at the time a Restricted Stock Unit award is granted or in any amendment thereto, upon a Participant’s:

(i) Separation from Service on account of Retirement or Disability, any and all remaining restrictions with respect to Restricted Stock Units granted to the Participant shall lapse and the Participant shall receive any amounts otherwise payable with respect to such Restricted Stock Units as soon as administratively practicable thereafter (or at such later distribution date as may be set by the Committee at the time of the Award or in any amendment thereto), except that, for amounts subject to Code Section 409A, in the case of a Participant who is a Specified Employee, the payment of such amounts that are made on account of the Specified Employee’s Separation from Service shall not be made prior to the earlier of (A) the first day of the seventh month following the Participant’s Separation from Service (without regard to whether the Participant is reemployed on that date) or (B) death;

(ii) Separation from Service on account of involuntary termination without Cause, all Restricted Stock Units held by the Participant shall be forfeited as of the date of termination; provided, that the Committee may, in its discretion, authorize the payment to the Participant of all amounts payable with respect to such Restricted Stock Units. Notwithstanding the foregoing, for amounts subject to Code Section 409A, in the case of a Participant who is a Specified Employee, the payment of any amounts that are made on account of the Specified Employee’s Separation from Service shall not be made prior to the earlier of (A) the first day of the seventh month following the Participant’s Separation from Service (without regard to whether the Participant is reemployed on that date) or (B) death;

(iii) death, any and all remaining restrictions with respect to Restricted Stock Units granted to the Participant shall lapse and the Participant’s beneficiary shall receive any amounts otherwise payable with respect to such Restricted Stock Units as soon as administratively practicable thereafter; and

(iv) voluntary termination or involuntary termination with Cause, all Restricted Stock Units held by the Participant shall be forfeited as of the date of termination.

Section 8. Performance Units.

(a) The Committee is hereby authorized to grant Performance Units to Participants.

(b) Subject to the terms of the Plan, a Performance Unit granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Unit, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee may establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Unit granted and the amount of any payment or transfer to be made pursuant to any Performance Unit shall be determined by the Committee.

(c) Notwithstanding anything contained herein to the contrary and except as otherwise provided by the Committee at the time a Performance Unit Award is granted or in any amendment thereto, upon a Participant’s:

(i) Separation from Service on account of Retirement or involuntary termination without Cause prior to the expiration of any performance period applicable to a Performance Unit granted to the Participant, the Participant shall be entitled to receive, following the expiration of such performance period, a pro-rata portion of any amounts otherwise payable with respect to, or a pro-rata right to exercise, the Performance Unit;

(ii) death or 409A Disability prior to the expiration of any performance period applicable to a Performance Unit granted to the Participant, the Participant or the Participant’s beneficiary shall receive upon such event a partial payment with respect to, or a partial right to exercise, such Performance Unit as determined by the Committee in its discretion;

(iii) Separation from Service on account of Disability (other than a 409A Disability) prior to the expiration for any performance period applicable to a Performance Unit granted to the Participant, the Participant shall be entitled to receive, following the expiration of such performance period, a partial payment with respect to, or a partial right to exercise, such Performance Unit as determined by the Committee in its discretion; and

(iv) voluntary termination or involuntary termination with Cause, all Performance Units held by the Participant shall be canceled as of the date of termination.

Section 9. Other Stock-Based Awards.

The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan (provided that no rights to dividends and dividend equivalents shall be granted in tandem with an Award of Options or Stock Appreciation Rights). Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 9 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the fair market value of such Shares or other securities as of the date such purchase right is granted. To the extent that any Other Stock-Based Awards granted by the Committee are subject to Code Section 409A as nonqualified deferred compensation, such Other Stock-Based Awards shall be subject to terms and conditions that comply with the requirements of Code Section 409A to avoid adverse tax consequences under Code Section 409A.

Section 10. Minimum Vesting Provision. All Awards granted hereunder shall be subject to a regular vesting period of at least one year following the date of grant (it being understood that accelerated vesting may apply upon specified Separations from Service or a Change in Control), except that (A) up to five percent of shares available for grant under the Plan and (B) the Assumed Spin-Off Awards and any Substitute Awards may be granted without regard to this requirement.

Section 11. Effect Of Termination On Certain Awards.

Except as otherwise provided by the Committee at the time an Option or Stock Appreciation Right is granted or in any amendment thereto, if a Participant ceases to be employed by, or serve as a non-employee director of, the Company or any Affiliate, then:

(a) if termination is for Cause, all Options and Stock Appreciation Rights held by the Participant shall be canceled as of the date of termination;

(b) if termination is voluntary or involuntary without Cause, the Participant may exercise each Option or Stock Appreciation Right held by the Participant within three months after such termination (but not after the expiration date of such Award) to the extent such Award was exercisable pursuant to its terms at the date of termination; provided, however, if the Participant should die within three months after such termination, each Option or Stock Appreciation Right held by the Participant may be exercised by the Participant’s estate, or by any person who acquires the right to exercise by reason of the Participant’s death, at any time within a period of one year after death (but not after the expiration date of the Award) to the extent such Award was exercisable pursuant to its terms at the date of termination;

(c) if termination is (i) by reason of Retirement (or alternatively, in the case of a non-employee director, at a time when the Participant has served for five full years or more and has attained the age of sixty), or (ii) by reason of a Disability, each Option or Stock Appreciation Right held by the Participant shall, at the date or Retirement or Disability, become exercisable to the extent of the total number of shares subject to the Option or Stock Appreciation Right, irrespective of the extent to which such Award would otherwise have been exercisable pursuant to the terms of the Award at the date of Retirement or Disability, and shall otherwise remain in full force and effect in accordance with its terms;

(d) if termination is by reason of the death of the Participant, each Option or Stock Appreciation Right held by the Participant may be exercised by the Participant’s estate, or by any person who acquires the right to exercise such Award by reason of the Participant’s death, to the extent of the total number of shares subject to the Award, irrespective of the extent to which such Award would have otherwise been exercisable pursuant to the terms of the Award at the date of death, and such Award shall otherwise remain in full force and effect in accordance with its terms.

Section 12. General Provisions Applicable To Awards.

(a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments. Notwithstanding the foregoing, in no event shall the Company extend any loan to any Participant in connection with the exercise of an Award; provided, however, that nothing contained herein shall prohibit the Company from maintaining or establishing any broker-assisted cashless exercise program.

(d) Unless the Committee shall otherwise determine, no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution. In no event may an Award be transferred by a Participant for value. Each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e) All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(f) Assumed Spin-Off Awards. Notwithstanding anything in this Plan to the contrary, each Assumed Spin-Off Award shall be subject to the terms and conditions of the equity compensation plan and award agreement to which such Award was subject immediately prior to the Spin-Off, subject to the adjustment of such Award by the Compensation Committee of Becton, Dickinson and Company pursuant to the terms of the Employee Matters Agreement, provided that following the date of the Spin-Off each such Award shall relate solely to Shares and be administered by the Committee in accordance with the administrative procedures in effect under this Plan.

(g) Notwithstanding any other provision of the Plan to the contrary, upon a Change in Control:

(i) All outstanding Awards shall become fully vested and exercisable, all performance targets applicable to such Awards, if any, shall be deemed to have been met at the greater of target and actual performance (as determined by the Committee as soon as practicable prior to the Change in Control), and any restrictions applicable to such Awards shall automatically lapse, except to the extent such Awards are (1) assumed by the successor corporation (or an affiliate thereof) or continued, or (2) replaced with an equity award (of the same type as the original Award hereunder, and in respect of publicly traded securities) that preserves the existing value of the Award at the time of the Change in Control on terms that are no less favorable to the Participant than those applicable to the Award (in each case in clauses (1) and (2), a “Continuing Award”), in which event such Continuing Awards shall remain outstanding and be governed by their respective terms, subject to the remaining provisions of this Section 12(g).Without limiting the generality of the foregoing, a qualifying Continuing Award may take the form of a continuation of the applicable Award if the requirements of the preceding sentence are satisfied.

(ii) In the event a Participant holding a Continuing Award is involuntarily terminated without Cause or such Participant terminates employment with the Company for Good Reason (as defined below) within the two-year period commencing on the Change in Control, then, as of the date of such termination, the Continuing Award shall become fully vested and exercisable, all performance targets applicable to the Award, if any, shall be deemed to have been met at the greater of target and actual performance (as determined by the Committee as soon as practicable following such termination), and any other restrictions applicable to any Award shall automatically lapse

(iii) For purposes of this Section 12(g), “Good Reason” means the occurrence (without the Participant’s express written consent) of (A) a reduction in the Participant’s base salary as in effect immediately prior to the Change in Control or as the same may be increased thereafter from time to time, or a reduction in the Participant’s annual performance incentive award opportunity or equity-based compensation as in effect immediately prior to the Change in Control or as the same may be increased thereafter from time to time that is not in good faith and consistent with past practices, or (B) any change in the location of the Participant’s principal place of employment as it existed immediately prior to the Change in Control to a location that is more than 25 miles from such principal place of employment. No event described above shall constitute Good Reason unless the Participant gives written notice to the Company of the existence of the event within 90 days after the initial occurrence of such event and the Company has not remedied such within 30 days of receipt of such notice. Notwithstanding the foregoing, if a Participant is a party to an employment, severance or change in control agreement, or covered by a Severance Plan, that includes a definition of “Good Reason,” a “Good Reason” termination with respect to such Participant for purposes of this Plan shall be deemed to occur upon such a termination under such agreement or plan.

(iv) Notwithstanding anything in this Section 12(g) to the contrary, any Awards that are otherwise subject to Code Section 409A shall not be distributed or payable upon a Change in Control unless the Change in Control otherwise meets the requirements for a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Code Section 409A and the regulations and other guidance promulgated thereunder; instead such Awards shall be distributed or payable in accordance with the Award’s applicable terms.

Section 13. Amendments And Termination.

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval (A) if the effect thereof is to increase the number of Shares available for issuance under the Plan or to expand the class of persons eligible to participate in the Plan or (B) if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations. In all events, no termination or amendment shall be made in a manner that is inconsistent with the requirements under Code Section 409A to allow for tax deferral.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award; provided, however, that no such action shall impair the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan; and provided further that, except as provided in Sections 5(e) and 5(f), no such action shall reduce the exercise price, grant price or purchase price of any Award established at the time of grant thereof. In no event shall an outstanding Option or Stock Appreciation Right for which the exercise price is less than the Fair Market Value of a Share be cancelled in exchange for cash or, except as provided in Sections 5(e) and 5(f), replaced with a new Option or Stock Appreciation Right with a lower exercise price, without approval of the Company’s shareholders.

(c) The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including, without limitation, the events described in Sections 5(e) and 5(f)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect or to otherwise comply with the requirements of Code Section 409A so as to avoid adverse tax consequences under Code Section 409A.

Section 14. Miscellaneous.

(a) No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) The Committee may delegate to one or more officers or managers of the Company, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended; provided, however, that any delegation to management shall conform with the requirements of applicable law and with the requirements, if any, of the New York Stock Exchange, in either case as in effect from time to time.

(c) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash, Shares, other securities, other Awards or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(d) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in such Award.

(f) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(g) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(i) All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with any clawback, forfeiture or other similar policy adopted by the Board or the Committee as in effect at the time of the applicable Award grant and applicable Laws. Further, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company.

Section 15. Effective Date Of Plan.

Prior to the Spin-Off, this Plan was approved by the Board and by Becton, Dickinson and Company as the sole shareowner of the Company. The Plan shall be effective as of the date on which the Spin-Off occurs (the “Effective Date”).

Section 16. Term Of The Plan.

No Award shall be granted under the Plan after the tenth anniversary of the Effective Date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

FRENCH SUB-PLAN

TO EMBECTA CORP. 2022 EMPLOYEE AND

DIRECTOR EQUITY-BASED

COMPENSATION PLAN

1.	Introduction and Purpose

The Board of Directors (the “Board”) of Embecta Corp. (the “Company”) has established the Embecta Corp. 2022 Employee and Director Equity-Based Compensation Plan (the “Plan”), as approved by the Company’s shareholders on [DATE], for the benefit of certain employees of the Company and its Affiliates, including any Affiliate established under the laws of France, of which the Company holds directly or indirectly at least 10% of the outstanding share capital (each a “French Affiliate” and collectively, the “French Affiliates”).

Section 4(b) of the Plan authorizes the Compensation and Benefits Committee of the Board (the “Committee”) to adopt such rules and regulations (including a sub-plan) as the Committee deems necessary or appropriate to implement the Plan for purposes of the grant of awards to Participants outside of the United States.

The Committee has determined that it is advisable to establish specific rules for the purpose of permitting Restricted Stock Units (hereafter “RSUs”) and Performance Units (hereafter “PSUs”) granted to employees of a French Affiliate to qualify for the specific tax and social security treatment available for such grants in France. The Committee, therefore, intends to establish a sub-plan of the Plan (the “French Sub-Plan”) for the purpose of granting RSUs and PSUs that qualify for the specific tax and social security treatment in France applicable to shares granted for no consideration under Sections L. 225-197-1 to L 225-197-5 and Sections L. 22-10-59 and L. 22-10-60 of the French Commercial Code, as amended, to qualifying employees of a French Affiliate who are residents in France for French income tax purposes and/or subject to the French social security regime (the “French Participants”).

Under the French Sub-Plan, French Participants will be granted RSUs and PSUs only as defined in Section 2 hereunder. The provisions of the Plan permitting the grant of other types of awards shall not be applicable to grants made under the French Sub-Plan.

The terms and conditions of this French Sub-Plan modify the Plan as provided below as they relate to awards made under this French Sub-Plan. They are to be read in conjunction with the Plan and the applicable Award Agreement. In the event of any conflict between the terms and conditions of this French Sub-Plan and the Plan, the provisions of this French Sub-Plan shall prevail with respect to grants made hereunder. Capitalized terms used herein that are not otherwise defined shall have the same meaning as in the Plan.

2.	Definitions

For purposes of this French Sub-Plan:

2.1.	“Affiliate” means companies of which at least ten-percent (10%) of the equity or voting rights are held, directly or indirectly, by the Company.

2.2.

“Closed Period” means the specific periods set forth by Section L. 22-10-59 of the French Commercial Code, as amended from time to time, during which the sale or transfer of Shares acquired at vesting of French-qualified RSUs cannot be sold or transferred, including: (i) the thirty (30) calendar day period before the announcement of an intermediate financial report or end-of-year report that the Company is required to make public; and (ii) with respect to such persons, any period during which the chief executive officer (directeur général), any deputy chief executive officer (directeur général délégué), or any member of the board of directors (conseil d’administration), the supervisory board (conseil de surveillance) or the executive board (directoire) of the Company, or any employee possesses knowledge of inside information (within the meaning of Article 7 of the Regulation (EU) No 596/2014 of the European Parliament and of the Council of April 16, 2014 on market abuse (Market Abuse Regulation) and cancelling the Directive 2003/6/UE and Directives 2003/124/CE Parliament and 2004/72/CE of the Commission) which has not been disclosed to the public. If, after adoption of the French Sub-Plan, French law or regulations are amended to modify the definition and/or applicability of Closed Periods to Awards granted under this French Sub-Plan, such amendments shall apply to any such Awards granted under this French Sub-Plan, to the extent permitted or required under French law.

2.3.

“Performance Unit” means an Award defined in Section 2(u) of the Plan that is subject to a risk of forfeiture during the vesting period of the Award, as determined by the Committee. This Award may not be payable in cash pursuant to this French Sub-Plan.

2.4.	“Restricted Stock Unit” means an Award defined in Section 2(x) of the Plan that is subject to a risk of forfeiture during the vesting period of the Award, as determined by the Committee.

3.	Eligibility

3.1.

Notwithstanding anything in the Plan to the contrary, individuals who are eligible to be granted Awards under this French Sub-Plan shall consist exclusively of employees with a valid employment contract (“contrat de travail”) at grant with, and/or who are corporate officers (with or without an employment contract), such as listed below, of, the Company or a “French Affiliate:

•	“Président du Conseil d’Administration” (Chairman of the Board);

•	“Directeur Général” (Managing Director);

•	“Directeurs Généraux Délégués” (Delegated Managing Directors);

•	Members of the “Directoire” (Executive Directors);

•	“Gérant” of a “Société par Actions” (“Manager of a Joint Stock Company”);

•	“Président” (if a private individual) d’une Société par Actions Simplifiée”.

For the avoidance of doubt, officers and directors of the Company, or of a French Affiliate(s), are eligible to be granted Awards under this French Sub-Plan if they have a valid employment contract with one of these entities, or if they are one of the corporate officers listed above. No Award can be granted under this French Sub-Plan to non-employee members of the “Conseil d’Administration” (the board of directors) of a French Affiliate, or any consultants and advisors.

3.2.

In addition, an Award may not be made under this French Sub-Plan to employees and/or corporate officers holding more that 10% of the issued share capital in the Company or who, after having received Shares under an Award granted hereunder, would hold more than 10% of the issued share capital in the Company.

3.3.

Participants with an Award not granted under this French Sub-Plan (either prior to or after the date of this French Sub-Plan) may also be covered by this French Sub-Plan, provided that the Committee amends the terms of such Award to comply with the terms of this French Sub-Plan prior to the vesting of the Award. In this case, an amended Award Agreement will be sent to the Participants within three (3) months following such amendment.

4.	Administration

No modification can be made to this French Sub-Plan that would adversely affect the rights of a French Participant, or which is in contradiction to the French Commercial Code and French Tax Code provisions, without the consent of the French Participant, unless the modification is the result of a new law or regulation or any other legal obligation applicable to the Company or any French Affiliate.

The terms of this French Sub-Plan shall be interpreted by the Committee in accordance with the relevant provisions set forth by French tax and social laws, as well as the regulations issued by the French tax and social administrations.

5.	Shares available for Awards

5.1.

Notwithstanding the provisions of the Plan to the contrary, the total number of Shares that may be granted to French Participants under this French Sub-Plan shall not exceed 10% of the Company’s share capital at grant. Outstanding unvested Awards issued under the Plan shall be treated as outstanding Shares in order to determine the threshold of 10% of the Company’s share capital.

5.2.

Awards under this French Sub-Plan will be settled only by delivery of Shares to the French Participants. Shares of the Company to be delivered under this French Sub-Plan may be treasury shares or newly issued shares.

For Awards to be settled by the issuance of treasury shares, the shares shall have been repurchased by the Company at least one day before the applicable Vesting Date.

Shares acquired by the French Participant as a result of the vesting of the Award issued under this French Sub-Plan shall be maintained in an account in the name of the French Participant with the Company, a broker or in such other manner as the Company may otherwise determine to ensure compliance with applicable law. A French Participant shall have the voting and dividends rights with respect to the Shares as of the date the Participant becomes the owner of such Shares.

5.3.

In connection with any adjustment under Sections 5(e) and 5(f) of the Plan, the Committee shall take all the necessary steps to determine the impact of such adjustment on the income tax and social security treatment of Awards made to French Participants under this French Sub-Plan and whenever possible, to maintain the tax and social security treatment of the Awards; provided, that nothing herein shall prevent the Committee from making any such adjustment. The Committee shall inform such Participants of any such adjustment.

6.	Restricted Stock Units

6.1.

With respect to RSUs granted to French Participants in France under this French Sub-Plan, the vesting schedule determined by the Committee, as mentioned in the Award Agreement, is applicable to the Awards governed by this French Sub-Plan. Unless the Committee decides otherwise, such vesting period shall be not less than two (2) years de minimis, as defined in Section L.225-197-1 of the French Commercial Code.

6.2.

In the event the vesting schedule or an accelerated vesting of an RSU would result in the vesting of the Award (in whole or in part) after the first anniversary of the grant date (the “Minimum Vesting Period”), but prior to the second anniversary of the grant date, a mandatory Share Sale Restriction Period (as defined below) of a minimum one (1) year shall apply to the Shares received upon vesting, as described below. The applicability of the Share Sale Restriction Period will be indicated in the Award Agreement.

6.3.

Notwithstanding any provisions of the Plan to the contrary, unless an Award of RSUs (i) vests after the second anniversary of the grant date or (ii) vests after the Minimum Vesting Period (except in case of a French Participant death or disability of second (2nd) or third (3rd) category as defined as per Section L.341-4 of the French Social Security Code) and the Shares distributed upon vesting are subject to the Share Sale Restriction Period provided by the French Commercial Code and the Award Agreement, the Award shall be considered as non-qualified for French income tax and social security purposes.

6.4.

(i)

If an Award granted under this French Sub-Plan vests, in whole or in part, as determined in the Award Agreement, after the Minimum Vesting Period but prior to the second anniversary of the grant date, Shares acquired pursuant to the Award shall be subject to a minimum of one (1) year Share Sale Restriction starting from the vesting date (the “Share Sale Restriction Period”), during which the Shares may not be sold other than in the circumstances set out in paragraph (iii) below. If the Participant ceases employment with the Company, or any Affiliate, at any time after such vesting, the Shares acquired shall nonetheless not be freely transferable before the expiration of the Share Sale Restriction Period.

(ii)

At the end of the above Share Sale Restriction Period (if applicable) or at the end of the Vesting Period (if no Share Sale Restriction Period is applicable), the Shares shall not be sold if doing so would violate any rule that prohibits trading while aware of material non-public information of the Securities and Exchange Commission (SEC) or the “Autorité des Marchés Financiers” (AMF), or any relevant securities law.

(iii)

Notwithstanding any provision of the Plan to the contrary, in the event of the French Participant’s death during the Share Sale Restriction Period, the person or persons to whom the Shares are transferred by will or in accordance with the laws of descent and distribution shall not be subject to the Share Sale Restriction Period, the Shares being freely transferable upon the French Participant’s death.

(iv)

If the French Participant ceases employment with the Company or any French Affiliate(s) due to Disability within the 2nd and 3rd categories as defined as per Section L.341-4 of the French Social Security Code during the Share Sale Restriction Period, the Share Sale Restriction Period shall be accelerated and deemed to have lapsed. Such provisions shall not constitute a disqualified event for French income tax and social security.

7.	Performance Units

7.1.

Notwithstanding any provisions of the Plan and this French Sub-Plan to the contrary, in case of the French Participant’s death, an Award of Performance Units granted under this French Sub-Plan shall vest in full, and the person or persons to whom the Shares are transferred by will or in accordance with the laws of descent and distribution shall be entitled to request the Shares underlying the Performance Units within six (6) months following such death.

7.2.

Notwithstanding any provisions to the contrary, in the event of an accelerated vesting provided by the Plan (except in case of a French Participant’s death or Disability), Awards that do not comply with the Minimum Vesting Period and Share Sale Restriction Period (if applicable) provided by the French Commercial Code and the Award Agreement shall be considered as non-qualified for French income tax and social security purposes.

7.3.

Notwithstanding any provision of the Plan to the contrary, the Shares received upon vesting of an Award of Performance Units shall not be sold if doing so would violate any rule that prohibits trading while aware of material non-public information of the Securities and Exchange Commission (SEC) or the “Autorité des Marchés Financiers” (AMF), or any relevant securities law.

8.	General Provisions Applicable to Awards

8.1.	Any Shares acquired pursuant to RSUs and Performance Units granted under this French Sub-Plan may not be sold or otherwise transferred during a Closed Period.

8.2.	RSUs and Performance Units granted under this French Sub-Plan are granted for no cash consideration.

8.3.

A French Participant granted an RSU or Performance Unit Award under this French Sub-Plan shall have no shareholder rights, including the right to vote or to receive dividends, until such Award is duly vested and the legal ownership of shares is transferred to the Participant.

8.4.

Upon occurrence of a Change of Control, the provisions of the Plan and the applicable Award Agreement shall apply to French Participants. In such event, the Committee, in its discretion, may authorize the acceleration of the vesting date of an Award granted hereunder and/or the cancellation of the Share Sale Restriction Period. However, when a tax favorable treatment may be available further to French legislation, the Committee, in its discretion, may give the choice to French Participants.

In the event the Company exchange Shares for other securities (but for no cash consideration) pursuant to applicable French legal and tax rules, then the provisions of the Plan as well as the periods of vesting and Share Sale Restriction (if applicable) will remain applicable to shares or rights received in exchange.

9.	Miscellaneous

9.1.

Notwithstanding any provision of the Plan or this French Sub-Plan to the contrary, no Shares issued pursuant to an Award granted under this French Sub-Plan may be sold prior to the lapse of the Share Sale Restriction Period to satisfy any social security or tax withholding due for such Awards.

The Company or its Affiliates shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due with respect to Awards granted hereunder or shall have the right to deduct any applicable withholding or other employment taxes due from other compensation income paid to the French Participant.

The French Affiliate that employs the French Participant is responsible for withholding employees’ social security charges in the event that they are due. However, the French Participants remain responsible for bearing the costs of employees’ social security charges.

9.2.

The adoption of this French Sub-Plan shall not confer upon any French Participants or any other employee of a French Affiliate, any employment rights and shall not be construed as a part of any employment contracts that a French Affiliate has with its employees or create any employment relationship with the Company.

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